Exhibit 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Millipore Corporation Employees’ Participation and Savings Plan (the “Plan”) on Form 11-K/A for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Kathleen B. Allen and Jeffrey Rudin, members of the Committee for Administration of the Plan, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his/her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Plan.

/s/ Kathleen B. Allen
Kathleen B. Allen
Member of Committee for Administration of the Millipore Corporation Employees’ Participation and Savings Plan July 9, 2003

/s/ Jeffrey Rudin
Jeffrey Rudin
Member of Committee for Administration of the Millipore Corporation Employees’ Participation and Savings Plan July 9, 2003

A signed original of this written statement required by Section 906 has been provided to Millipore Corporation and will be retained by Millipore Corporation and furnished to the Securities and Exchange Commission or its staff upon request.